UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2007

NYFIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21324	06-1344888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Wall Street, 26th Floor, New York, New York  10005

(Address of principal executive offices)

Registrant’s telephone number, including area code: 212 809-3542

______________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)          On March 29, 2007, the Board of Directors of the Company authorized the appointment of Scott A. Bloom, age 40, as the Company’s Executive Vice President, Corporate Development and Chief Administrative Officer, with a commencement date of April 2, 2007. Mr. Bloom was also designated an executive officer by the Company’s board of directors. From 2005 until March 2006, Mr. Bloom served as Executive Vice President, Corporate Development and Human Resources and General Counsel of Dictaphone Corporation, after having served as Senior Vice President, Corporate Development and Human Resources and General Counsel of Dictaphone from 2004 to 2005. Mr. Bloom was a Director, Finance of AT&T Corp. from 2003 until 2004. Prior to joining AT&T, Mr. Bloom had served in a series of increasingly responsible legal, financial and management positions, since beginning his career as a practicing attorney in 1991. Mr. Bloom holds an MBA in Finance from The Wharton School and a JD from the College of William & Mary. Mr. Bloom has not engaged in any transactions with the Company or any of its affiliates.

On March 29, 2007, the Company executed an Offer Letter with Mr. Bloom (the “Offer Letter”), setting forth certain terms of his employment. Pursuant to the Offer Letter, Mr. Bloom’s base salary for 2007 will be payable at an annual rate of $300,000. Mr. Bloom has an annual target bonus of 60% of his base salary prorated for 2007. Mr. Bloom’s bonus will be based upon performance against targets to be determined by the Company. In addition, if the Company does not grant Mr. Bloom an equity award during 2007, Mr. Bloom’s bonus for 2007 will be targeted at $230,000 (rather than 60% of his base salary), prorated for 2007, based upon performance against the targets established. In addition, the Company has agreed to reimburse Mr. Bloom for reasonable out-of-pocket relocation costs of $100,000, if incurred prior to the first anniversary of the commencement of his employment; provided that his new residence is closer to the Company’s offices in New York, NY than his current residence. This reimbursement is subject to repayment in the event that Mr. Bloom voluntarily terminates his employment without Good Reason (as defined in the Offer Letter) or is terminated for Cause (as defined in the Offer Letter) prior to the first anniversary of the commencement of his employment.

Either party may terminate Mr. Bloom’s employment at any time, subject to the termination provisions in the Offer Letter that include severance payments in the circumstances specified in that letter. If Mr. Bloom terminates his employment for Good Reason, or if the Company terminates Mr. Bloom without Cause, Mr. Bloom will receive a severance equal to his base salary for twelve months at his then current rate. If such termination by Mr. Bloom for Good Reason, or by the Company without Cause, occurs within one year of a Change of Control (as defined in the Offer Letter), in addition to the 12 months of base pay specified above, Mr. Bloom will also be entitled to a pro-rata annual bonus, plus, if such termination occurs prior to the time at which the first tranche of any restricted stock options or equity compensation granted to him, if any, vests, an amount equal to his target bonus, at target, pro-rated for the twelve month severance period, as well as certain extended insurance benefits.

A copy of the Offer Letter is filed as Exhibit 10.1 hereto.

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(e)          The information disclosed under Item 5.02(c) with respect to Mr. Bloom’s compensation is hereby incorporated by reference.

Item 8.01.	Other Events.

On April 2, 2007, NYFIX, Inc. announced the expansion of its leadership team with the addition of Scott A. Bloom.

The text of the press release issued by NYFIX, Inc. is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits
Exhibit No.	Exhibits

10.1	Offer Letter between the Company and Scott A. Bloom

99.1	Press release of NYFIX, Inc. dated April 2, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, INC.

By: /s/ Scott A. Bloom
Name:	Scott A. Bloom
Title:	Executive Vice President,

Corporate Development

Dated: April 4, 2007

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Offer Letter between the Company and Scott A. Bloom
99.1	Press release of NYFIX, Inc. dated April 2, 2007.

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